Exhibit 5.2

[LETTERHEAD OF GIBSON, DUNN & CRUTCHER LLP]

Client: 39334-00094

February 4, 2013

D.R. Horton, Inc.

301 Commerce Street

Suite 500

Fort Worth, Texas 76102

Re:	D.R. Horton, Inc. Offering of $400,000,000 Principal Amount of its 3.625% Senior Notes due 2018 and $300,000,000 Principal Amount of its 4.750% Senior Notes due 2023

Registration Statement on Form S-3 (File No. 333-184065)

Ladies and Gentlemen:

We have acted as counsel to D.R. Horton, Inc., a Delaware corporation (the “Company”), and certain of its subsidiaries and affiliates listed on Annex A hereto (the “Guarantors”) in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-3, file no. 333-184065 (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Securities Act”), the prospectus included therein, the prospectus supplement, dated January 30, 2013, filed with the Commission on January 31, 2013 pursuant to Rule 424(b) of the Securities Act (the “Prospectus Supplement”), and the offering by the Company pursuant thereto of (i) $400,000,000 principal amount of the Company’s 3.625% Senior Notes due 2018 (the “2018 Notes”) and (ii) $300,000,000 principal amount of the Company’s 4.750% Senior Notes due 2023 (the “2023 Notes,” and together with the 2018 Notes, the “Notes”)

The 2018 Notes and the 2023 Notes will be issued pursuant to the Indenture, dated as of May 1, 2012 (the “Base Indenture”), between the Company and American Stock Transfer & Trust Company, as trustee (the “Trustee”), as modified in respect of the 2018 Notes by the Third Supplemental Indenture, to be dated as of February 5, 2013, and as modified in respect of the 2023 Notes by the Fourth Supplemental Indenture, to be dated as of February 5, 2013 (collectively, the “Supplemental Indentures” and together with the Base Indenture, the “Indenture”) among the Company, the Guarantors and the Trustee, and are guaranteed pursuant to the terms of the Indenture and the notation endorsed on each series of Notes by the Guarantors (the “Guarantees”). The Notes have been offered pursuant to an Underwriting Agreement dated as of January 30, 2013 (the “Underwriting Agreement”) among the Company, the Guarantors and the Underwriters named therein (the “Underwriters”).

February 4, 2013

In arriving at the opinions expressed below, we have examined originals, or copies certified or otherwise identified to our satisfaction as being true and complete copies of the originals, of the Base Indenture, the Supplemental Indentures, the 2018 Notes, the 2023 Notes and the Guarantees (collectively, the “Note Documents”) and such other documents, corporate records, certificates of officers of the Company, the Guarantors and of public officials and other instruments as we have deemed necessary or advisable to enable us to render these opinions. In our examination, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies. To the extent that our opinions may be dependent upon such matters, we have assumed, without independent investigation, that each of the Guarantors identified on Annex A that is not a Specified Guarantor is validly existing under the laws of its jurisdiction of incorporation, has all requisite corporate or other entity power to execute, deliver and perform its obligations under the Note Documents to which it is a party; that the execution and delivery of such documents by each such party and the performance of its obligations thereunder have been duly authorized by all necessary corporate or other action and do not violate any law, regulation, order, judgment or decree applicable to each such party; and that such documents have been duly executed and delivered by each such party. As to any facts material to these opinions, we have relied to the extent we deemed appropriate and without independent investigation upon statements and representations of officers and other representatives of the Company, and the Guarantors and on certificates and representations obtained from public officials and others.

Based upon the foregoing, and subject to the assumptions, exceptions, qualifications and limitations set forth herein, we are of the opinion that the 2018 Notes and the 2023 Notes, when authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters in accordance with the terms of the Underwriting Agreement, will be legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms and when each series of the Notes with the Guarantees endorsed thereon have been duly authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters in accordance with the terms of the Underwriting Agreement, the Guarantees of the Notes of either series will be legal, valid and binding obligations of the Guarantors obligated thereon, enforceable against such Guarantors in accordance with their respective terms.

The opinions expressed above are subject to the following additional exceptions, qualifications, limitations and assumptions:

A. We render no opinion herein as to matters involving the laws of any jurisdiction other than the State of New York and to the extent relevant for our opinions herein, the laws of the States of California, Colorado and Texas and the Delaware General

February 4, 2013

Corporation Law and the Delaware Limited Liability Company Act. This opinion is limited to the effect of the current state of the laws of the States of New York, California, Colorado and Texas and the Delaware General Corporation Law and the Delaware Limited Liability Company Act and the facts as they currently exist. We assume no obligation to revise or supplement this opinion in the event of future changes in such laws or the interpretations thereof or such facts.

B. The opinions above are subject to (i) the effect of any bankruptcy, insolvency, reorganization, moratorium, arrangement or similar laws affecting the rights and remedies of creditors’ generally, including without limitation the effect of statutory or other laws regarding fraudulent transfers or preferential transfers, (ii) general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance, injunctive relief or other equitable remedies regardless of whether enforceability is considered in a proceeding in equity or at law and (iii) the provisions of: (1) Article Eight of the Certificate of Incorporation of CH Investments of Texas, Inc.; (2) Article Eight of the Certificate of Incorporation of CHTEX of Texas, Inc.; (3) Paragraph Eight of the Certificate of Incorporation of D.R. Horton, Inc. – Chicago (excluding the first three sentences thereof); and (4) Article Ten of the Certificate of Incorporation of Western Pacific Housing, Inc.

C. We express no opinion regarding the effectiveness of (i) any waiver of stay, extension or usury laws or of unknown future rights, (ii) provisions relating to indemnification, exculpation or contribution, to the extent such provisions may be held unenforceable as contrary to public policy or federal or state securities laws, or (iii) any purported fraudulent transfer “savings” clause.

We consent to the filing of this opinion as an exhibit to the Registration Statement, and we further consent to the use of our name under the caption “Legal Matters” in the Registration Statement and the Prospectus Supplement. In giving these consents, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Gibson, Dunn & Crutcher LLP

ANNEX A

Guarantors

Name	Form of Entity	Jurisdiction of Formation	Specified Guarantor
C. Richard Dobson Builders, Inc.	Corporation	Virginia	No
CH Investments of Texas, Inc.	Corporation	Delaware	Yes
CHI Construction Company	Corporation	Arizona	No
CHTEX of Texas, Inc.	Corporation	Delaware	Yes
Continental Homes, Inc.	Corporation	Delaware	Yes
Continental Homes of Texas, L.P.	Limited Partnership	Texas	Yes
Continental Residential, Inc.	Corporation	California	Yes
D.R. Horton - Emerald, Ltd.	Limited Partnership	Texas	Yes
D.R. Horton - Schuler Homes, LLC	Limited Liability Company	Delaware	Yes
D.R. Horton - Texas, Ltd.	Limited Partnership	Texas	Yes
D.R. Horton, Inc. - Birmingham	Corporation	Alabama	No
D.R. Horton, Inc. - Chicago	Corporation	Delaware	Yes
D.R. Horton, Inc. - Dietz-Crane	Corporation	Delaware	Yes
D.R. Horton, Inc. - Fresno	Corporation	Delaware	Yes
D.R. Horton, Inc. - Greensboro	Corporation	Delaware	Yes
D.R. Horton, Inc. – Gulf Coast (f/k/a DRH Regrem V, Inc.)	Corporation	Delaware	Yes

February 4, 2013

D.R. Horton, Inc. - Huntsville	Corporation	Delaware	Yes
D.R. Horton, Inc. - Jacksonville	Corporation	Delaware	Yes
D.R. Horton, Inc. - Louisville	Corporation	Delaware	Yes
D.R. Horton, Inc. - Minnesota	Corporation	Delaware	Yes
D.R. Horton, Inc. - New Jersey	Corporation	Delaware	Yes
D.R. Horton, Inc. - Portland	Corporation	Delaware	Yes
D.R. Horton, Inc. - Sacramento	Corporation	California	Yes
D.R. Horton, Inc. - Torrey	Corporation	Delaware	Yes
D.R. Horton LA North, Inc. (f/k/a DRH Regrem X, Inc.)	Corporation	Delaware	Yes
D.R. Horton BAY, Inc. (f/k/a D.R. Horton OCI Inc., D.R. Horton Orange County Inc. and DRH Regrem IX, Inc.)	Corporation	Delaware	Yes
D.R. Horton Cruces Construction, Inc. (f/k/a DRH Regrem XI, Inc.)	Corporation	Delaware	Yes
D.R. Horton Los Angeles Holding Company, Inc.	Corporation	California	Yes

February 4, 2013

D.R. Horton Management Company, Ltd.	Limited Partnership	Texas	Yes
D.R. Horton Materials, Inc.	Corporation	Delaware	Yes
D.R. Horton Serenity Construction, LLC (f/k/a/ DRH Regrem VIII, LLC)	Limited Liability Company	Delaware	Yes
D.R. Horton VEN Inc. (f/k/a D.R. LAV Inc. and D.R. Horton San Diego Holding Company, Inc.)	Corporation	California	Yes
DRH Cambridge Homes, Inc.	Corporation	California	Yes
DRH Cambridge Homes, LLC	Limited Liability Company	Delaware	Yes
DRH Construction, Inc.	Corporation	Delaware	Yes
DRH Regrem VII, LP	Limited Partnership	Texas	Yes
DRH Regrem XII, LP	Limited Partnership	Texas	Yes
DRH Regrem XIV, Inc.	Corporation	Delaware	Yes
DRH Regrem XV, Inc.	Corporation	Delaware	Yes
DRH Regrem XVI, Inc.	Corporation	Delaware	Yes
DRH Regrem XVII, Inc.	Corporation	Delaware	Yes
DRH Regrem XVIII, Inc.	Corporation	Delaware	Yes
DRH Regrem XIX, Inc.	Corporation	Delaware	Yes
DRH Regrem XX, Inc.	Corporation	Delaware	Yes

February 4, 2013

DRH Regrem XXI, Inc.	Corporation	Delaware	Yes
DRH Regrem XXII, Inc.	Corporation	Delaware	Yes
DRH Regrem XXIII, Inc.	Corporation	Delaware	Yes
DRH Regrem XXIV, Inc.	Corporation	Delaware	Yes
DRH Regrem XXV, Inc. (f/k/a D.R. Horton VEN, Inc. and D.R. Horton Inc. – Los Angeles)	Corporation	Delaware	Yes
DRH Regrem XXVI, LLC	Limited Liability Company	Delaware	Yes
DRH Regrem XXVII, LLC	Limited Liability Company	Delaware	Yes
DRH Regrem XXVIII, LLC	Limited Liability Company	Delaware	Yes
DRH Regrem XXIX, LLC	Limited Liability Company	Delaware	Yes
DRH Regrem XXX, LLC	Limited Liability Company	Delaware	Yes
DRH Southwest Construction, Inc.	Corporation	California	Yes
DRH Tucson Construction, Inc.	Corporation	Delaware	Yes
HPH Homebuilders 2000 L.P.	Limited Partnership	California	Yes
KDB Homes, Inc.	Corporation	Delaware	Yes
Meadows I, Ltd.	Corporation	Delaware	Yes
Meadows II, Ltd.	Corporation	Delaware	Yes
Meadows VIII, Ltd.	Corporation	Delaware	Yes
Meadows IX, Inc.	Corporation	New Jersey	No
Meadows X, Inc.	Corporation	New Jersey	No
Melmort Co.	Corporation	Colorado	Yes
Melody Homes, Inc.	Corporation	Delaware	Yes

February 4, 2013

Schuler Homes of Arizona LLC	Limited Liability Company	Delaware	Yes
Schuler Homes of California, Inc.	Corporation	California	Yes
Schuler Homes of Oregon, Inc.	Corporation	Oregon	No
Schuler Homes of Washington, Inc.	Corporation	Washington	No
Schuler Mortgage, Inc.	Corporation	Delaware	Yes
Schuler Realty Hawaii, Inc.	Corporation	Hawaii	No
SGS Communities at Grande Quay, L.L.C.	Limited Liability Company	New Jersey	No
SHA Construction LLC	Limited Liability Company	Delaware	Yes
SHLR of California, Inc.	Corporation	California	Yes
SHLR of Colorado, Inc.	Corporation	Colorado	Yes
SHLR of Nevada, Inc.	Corporation	Nevada	No
SHLR of Utah, Inc.	Corporation	Utah	No
SHLR of Washington, Inc.	Corporation	Washington	No
SRHI LLC	Limited Liability Company	Delaware	Yes
SSHI LLC	Limited Liability Company	Delaware	Yes
Vertical Construction Corporation	Corporation	Delaware	Yes
Western Pacific Funding, Inc.	Corporation	California	Yes
Western Pacific Housing-Antigua, LLC	Limited Liability Company	Delaware	Yes
Western Pacific Housing-Aviara, L.P.	Limited Partnership	California	Yes

February 4, 2013

Western Pacific Housing-Boardwalk, LLC	Limited Liability Company	Delaware	Yes
Western Pacific Housing-Broadway, LLC	Limited Liability Company	Delaware	Yes
Western Pacific Housing-Canyon Park, LLC	Limited Liability Company	Delaware	Yes
Western Pacific Housing-Carmel, LLC	Limited Liability Company	Delaware	Yes
Western Pacific Housing-Carrillo, LLC	Limited Liability Company	Delaware	Yes
Western Pacific Housing-Communications Hill, LLC	Limited Liability Company	Delaware	Yes
Western Pacific Housing-Copper Canyon, LLC	Limited Liability Company	Delaware	Yes
Western Pacific Housing-Creekside, LLC	Limited Liability Company	Delaware	Yes
Western Pacific Housing - Culver City, L.P.	Limited Partnership	California	Yes
Western Pacific Housing-Del Valle, LLC	Limited Liability Company	Delaware	Yes
Western Pacific Housing-Lomas Verdes, LLC	Limited Liability Company	Delaware	Yes
Western Pacific Housing-Lost Hills Park, LLC	Limited Liability Company	Delaware	Yes
Western Pacific Housing-McGonigle Canyon, LLC	Limited Liability Company	Delaware	Yes

February 4, 2013

Western Pacific Housing - Mountaingate, L.P.	Limited Partnership	California	Yes
Western Pacific Housing-Norco Estates, LLC	Limited Liability Company	Delaware	Yes
Western Pacific Housing - Oso, L.P.	Limited Partnership	California	Yes
Western Pacific Housing-Pacific Park II, LLC	Limited Liability Company	Delaware	Yes
Western Pacific Housing-Park Avenue East, LLC	Limited Liability Company	Delaware	Yes
Western Pacific Housing-Park Avenue West, LLC	Limited Liability Company	Delaware	Yes
Western Pacific Housing-Playa Vista, LLC	Limited Liability Company	Delaware	Yes
Western Pacific Housing - Poinsettia, L.P.	Limited Partnership	California	Yes
Western Pacific Housing-River Ridge, LLC	Limited Liability Company	Delaware	Yes
Western Pacific Housing-Robinhood Ridge, LLC	Limited Liability Company	Delaware	Yes
Western Pacific Housing-Santa Fe, LLC	Limited Liability Company	Delaware	Yes
Western Pacific Housing - Scripps, L.P.	Limited Partnership	California	Yes
Western Pacific Housing-Scripps II, LLC	Limited Liability Company	Delaware	Yes
Western Pacific Housing - Seacove, L.P.	Limited Partnership	California	Yes

February 4, 2013

Western Pacific Housing-Studio 528, LLC	Limited Liability Company	Delaware	Yes
Western Pacific Housing-Terra Bay Duets, LLC	Limited Liability Company	Delaware	Yes
Western Pacific Housing-Torrance, LLC	Limited Liability Company	Delaware	Yes
Western Pacific Housing-Torrey Commercial, LLC	Limited Liability Company	Delaware	Yes
Western Pacific Housing-Torrey Meadows, LLC	Limited Liability Company	Delaware	Yes
Western Pacific Housing-Torrey Multi-Family, LLC	Limited Liability Company	Delaware	Yes
Western Pacific Housing-Torrey Village Center, LLC	Limited Liability Company	Delaware	Yes
Western Pacific Housing-Vineyard Terrace, LLC	Limited Liability Company	Delaware	Yes
Western Pacific Housing-Windemere, LLC	Limited Liability Company	Delaware	Yes
Western Pacific Housing - Windflower, L.P.	Limited Partnership	California	Yes
Western Pacific Housing, Inc.	Corporation	Delaware	Yes
Western Pacific Housing, L.P. (f/k/a Western Pacific Housing Co., a California Limited Partnership)	Limited Partnership	California	Yes
Western Pacific Housing Management, Inc.	Corporation	California	Yes
WPH-Camino Ruiz, LLC	Limited Liability Company	Delaware	Yes